EXHIBIT 15
                                     ARTHUR
                                    ANDERSEN

                            ARTHUR ANDERSEN & CO, SC

                                                        Arthur Andersen LLP

                                                        Suite 2500
                                                        133 Peachtree Street NE
                                                        Atlanta GA 30303-1846
                                                        404 658 1776

June 16, 1995


Georgia Power Company
333 Piedmont Avenue, NE
Atlanta, GA 30308







Ladies and Gentlemen:

We are aware that Georgia Power Company has incorporated by reference in this Registration Statement its Form 10-Q for the quarter ended March 31, 1995, which includes our report on Georgia Power Company dated May 5, 1995, covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933 (the "Act"), that report is not considered a part of the Registration Statement prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.

Very truly yours,

/s/Arthur Andersen LLP